UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): July 15, 2016

NABUFIT GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North
Orem, UT 84097
(Address of Principal Executive Offices)

801-362-2115
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2016, the NABUFIT Global, Inc. (the "Company") closed on the sale of 1,504,050 shares of its common stock ("Shares") pursuant to one or more subscription agreements dated on or about June 29, 2016 ("Subscription Agreements").  The Shares were sold at a price of $0.92 per shares and were offered pursuant to a Registration Statement on Form S-1 (File No. 333-210325), which was declared effective by the Securities and Exchange Commission on June 13, 2016.

The Subscription Agreements require that the Investors represent that they have not engaged in any purchases or sales of the securities of the company (including, without limitation, any Short Sales involving the Company's securities) and that Investors covenant that they will not engaged in any purchase or sales of the securities of the Company (including Short Sales) from the time the Investor received material pricing information regarding the offering until the time that the transactions contemplated by this Agreement are publicly disclosed.  Furthermore, Investors may not use any of the Shares acquired to cover any short position in the common stock if doing so would be in violation of applicable securities laws.

The foregoing descriptions of the Subscription Agreements is a summary description of the material terms thereof and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, which is incorporated by reference hereto and filed as Exhibits 10.1 to the this Current Report on Form 8-K.

Item 8.01 Other Events.

On July 15, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

EXHIBIT      DESCRIPTION
10.1 Form of Subscription Agreement
99.1 Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 15h day of July, 2016.

NABUFIT GLOBAL, INC.
By:	/s/Robert Bench
Name:	Robert Bench
Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 99.1	Description of Exhibits Form of Subscription Agreement Press Release